CALCULATION OF FILING FEE TABLE

Form F-10

(Form Type)

AGNICO EAGLE MINES LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common shares, without par value	457(o)	(1)(2)	(1)(2)	-	0.0001476	-
	Debt	Debt Securities		(1)(2)	(1)(2)	-		-
	Other	Warrants		(1)(2)	(1)(2)	-		-
	Unallocated (Universal) Shelf	-		(1)(2)	(1)(2)	$1,500,000,000(3)		$221,400
Fees Previously Paid	-				-	-	-	-
	Total Offering Amounts				-	$1,500,000,000	-	$221,400
	Total Fees Previously Paid				-	-	-	-
	Total Fee Offsets				-	-	-	$129,800(4)
	Net Fee Due				-	-	-	$91,600(4)

(1) There are being registered under this Registration Statement such indeterminate number of common shares, debt securities and warrants of the Registrant, including an indeterminate number of such securities that may be issued upon conversion or exchange of debt securities or exercise of warrants, as shall have an aggregate initial offering price not to exceed $1,500,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) See footnotes (1) and (2) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fee Offset Claims	Agnico Eagle Mines Limited	F-10	333-234778	November 19, 2019		$129,800(1)(2)	(3)	(3)	(4)	$1,000,000,000
Fee Offset Sources	Agnico Eagle Mines Limited	F-10	333-234778		November 19, 2019						$67,550(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-221636		November 17, 2017						$33,340(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-206498		August 19, 2015						$0(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-189715		June 28, 2013						$10,150(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-174751		June 7, 2011						$2,541(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-156710		January 13, 2009						$19,650(1)(2)(5)
	Agnico Eagle Mines Limited	F-10	333-138921		November 22, 2006						$35,859(1)(2)(5)

(1) The Registrant previously paid $129,800 in registration fees (Registrant transmitted $67,550 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-234778) filed on November 19, 2019, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-234778) filed on December 2, 2019 (together, the “2019 Registration Statement”), pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remain unutilized. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the entire amount of $129,800 of previously paid registration fees that remain unused from the 2019 Registration Statement against the registration fees due under this Registration Statement. As the total filing fee required for this Registration Statement is $221,400, taking into consideration the available offset of $129,800 from the 2019 Registration Statement, the Registrant has accordingly transmitted $91,600 for this Registration Statement. See footnote (5) below for details regarding relevant contemporaneous fee payments.

(2) The Registrant previously paid $62,250 in registration fees (Registrant transmitted $33,340 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-221636) filed on November 17, 2017, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-221636) filed on December 22, 2017 (together, the “2017 Registration Statement”) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $500,000,000 remained unutilized. The Registrant previously paid $58,100 in registration fees (Registrant used offsets for the entire fee) with respect to the Registration Statement on Form F-10 (File No. 333-206498) filed on August 19, 2015, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-206498) filed on September 4, 2015 (together, the “2015 Registration Statement) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $500,000,000 remained unutilized. The Registrant previously paid $68,200 in registration fees (Registrant transmitted $10,150 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-189715) filed on June 28, 2013, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-189715) filed on August 16, 2013 (together, the “2013 Registration Statement”) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $500,000,000 remained unutilized. The Registrant previously paid $58,050 in registration fees (Registrant transmitted $2,541 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-174751) filed on June 7, 2011, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-174751) filed on June 14, 2011 (together, the “2011 Registration Statement”) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $500,000,000 remained unutilized. The Registrant previously paid (i) $19,650 in registration fees (Registrant transmitted the entire fee) with respect to the Registration Statement on Form F-10 (File No. 333-156710) filed on January 13, 2009, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-156710) filed on January 20, 2009 (together, the “2009 Registration Statement”) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $500,000,000 remained unutilized and (ii) $53,500 in registration fees (Registrant transmitted the entire fee) with respect to the Registration Statement on Form F-10 (File No. 333-138921) filed on November 22, 2006, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-138921) filed on December 14, 2006 (together, the “2006 Registration Statement”) pertaining to the registration of $500,000,000 of securities of the Registrant, of which $335,133,390 remained unutilized.

(3) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $1,500,000,000 was registered pursuant to this registration statement.

(4) The Registrant has terminated or completed any offerings that included the unsold securities under the 2019 Registration Statement, the 2017 Registration Statement, the 2015 Registration Statement, the 2013 Registration Statement, the 2011 Registration Statement, the 2009 Registration Statement and the 2006 Registration Statement.

(5) The contemporaneous fee payment made with the 2019 Registration Statement was $67,550. As the contemporaneous fee payment made with the 2019 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this Registration Statement can be traced to the 2017 Registration Statement, the 2015 Registration Statement, the 2013 Registration Statement, the 2011 Registration Statement, the 2009 Registration Statement and the 2006 Registration Statement.